Exhibit 99.3

FIRST NATIONAL BANC, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR

THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 12, 2005

The undersigned hereby appoints and constitutes Timothy M. O’Keefe and Yong Kim, or either of them, to act as lawful attorney and proxy of the undersigned, with the power of substitution for and in the name, place and stead of the undersigned, to vote at the Annual Meeting of Shareholders of First National Banc, Inc. (“First National”) to be held on December 12, 2005, or any adjournment thereof, for the following purposes and upon any other matters that may come before the meeting or any adjournment thereof, with all the powers the undersigned would possess if personally present, hereby revoking all previous proxies:

1. To approve and adopt the Agreement and Plan of Merger dated as of June 30, 2005, as amended as of October 28, 2005, by and among First National, First National Bank, Orange Park, Florida, a national banking association, and First National Bank, St. Marys, Georgia, a national banking association, on the one hand, and ABC Bancorp, a Georgia corporation, and The First Bank of Brunswick, a Georgia state-chartered bank, on the other hand, and the transactions and agreements contemplated by that agreement.

☐	FOR	☐	AGAINST	☐	ABSTAIN

2. To elect 15 directors of the Company’s board of directors to serve until the earlier of (i) the completion of the merger, (ii) the 2006 annual meeting of shareholders of the Company and until their successors are duly elected and qualified, or (iii) their earlier death, resignation or removal from office.

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD authority for all nominees listed below

To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.

Timothy M. O’Keefe	Kenneth L. Harrison	Thomas I. Stafford, Jr.	Thomas I. Stafford, III
Michael A. Akel	Joseph P. Helow	Vasant P. Bhide	Kenneth W. Suggs
Michael L. Davis	J. Grover Henderson	Benny L. Cleghorn	Vernon W. Williford
William H. Gross	Roscoe H. Mullis	Phillip H. Cury

3. To vote, in their discretion, upon such other business as may properly be brought before the meeting or any adjournment or postponement.

The Board of Directors of First National recommends a vote “FOR” each of the proposals listed above.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this Proxy will be voted “FOR” proposals 1 and 2 and all other matters that are properly brought before the Annual Meeting. This Proxy should be marked, dated, and signed exactly as your name appears on your stock certificates, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. The undersigned hereby acknowledges receipt of Notice of the Annual Meeting and the related Proxy Statement/Prospectus from First National prior to the execution of this Proxy.

Dated ______________________, 2005	Print Name(s):

Signature(s):